Exhibit 23.1

[Letterhead of KPMG Huazhen LLP]

Consent of Independent Registered Public Accounting Firm

The Board of Directors

MINISO Group Holding Limited:

We consent to the use of our report included herein and to the reference to our firm under the heading “EXPERTS” in the prospectus.

/s/ KPMG Huazhen LLP

Guangzhou, China

September 23, 2020